                                                                Exhibit 99


                       SECURITIES AND EXCHANGE COMMISSION


                            WASHINGTON, D.C.  20549


                                   FORM 11-K


                   ANNUAL REPORT PURSUANT TO SECTION 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 1994



              A.  Full Title of the Plan and Address of the Plan:

                          FOXMEYER EMPLOYEES' SAVINGS
                           AND PROFIT-SHARING PROGRAM


                               1220 SENLAC DRIVE
                             CARROLLTON, TX  75006




     B.  Name of issuer of the securities held pursuant to the Plan and the address of its principal executive office:

                          FOXMEYER HEALTH CORPORATION


                               1220 Senlac Drive
                             Carrollton, TX  75006

                              FoxMeyer Employees' Savings and
                              Profit-Sharing Program
                              --------------------------------------------------
                              Financial Statements as of December 31, 1994 and 1993 and For Each of the Three Years in the Period Ended December 31, 1994, Supplemental Schedules as of and for the Year Ended December 31, 1994, and Independent Auditors' Report

FOXMEYER EMPLOYEES' SAVINGS
AND PROFIT-SHARING PROGRAM

FOR THE YEAR ENDED DECEMBER 31, 1994



                                                                                                         PAGE
                                                                                                         ----
 Independent Auditors' Report                                                                               2

 Statements of Net Assets Available for Benefits as of December 31, 1994 and 1993                           3

 Statements of Changes in Net Assets Available for Benefits for Each of the Three Years in
 the Period Ended December 31, 1994                                                                     4 - 6

 Notes to Financial Statements                                                                         7 - 10

 Item 27a - Schedule of Assets Held for Investment Purposes                                                11

 Item 27d - Schedule of Reportable Transactions                                                            12

 Independent Auditors' Consent                                                                             13

INDEPENDENT AUDITORS' REPORT


TO THE RETIREMENT ADMINISTRATIVE COMMITTEE
FOXMEYER CORPORATION


We have audited the accompanying statements of net assets available for benefits of the FoxMeyer Employees' Savings and Profit Sharing Program (the "Plan") as of December 31, 1994 and 1993 and the related statements of changes in net assets available for benefits for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1994 and 1993, and the changes in net assets available for benefits for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental information by fund is presented for the purpose of additional analysis of the basic financial statements rather than to present information regarding the net assets available for benefits and changes in net assets available for benefits of the individual funds, and the accompanying supplemental schedules of (1) assets held for investment purposes at December 31, 1994 and (2) reportable transactions for the year ended December 31, 1994 are presented for the purpose of additional analysis and are not a required part of the basic financial statements. The supplemental information and schedules are the responsibility of the Plan's management. The supplemental schedules are required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. Such supplemental information and schedules have been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.



Deloitte & Touche LLP
Dallas, TX
April 12, 1995

                                               FOXMEYER EMPLOYEES' SAVINGS
                                                AND PROFIT-SHARING PROGRAM
                                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS





============================================================================================================
                                                                                  December 31,
                                                                  ------------------------------------------
                                                                           1994                 1993
- ------------------------------------------------------------------------------------------------------------
ASSETS

Investments, at Fair Value:
  Fidelity Mutual Funds:
     Equity-Income Fund                                                 $   5,139,910        $   5,280,950
     Government Money Market Fund                                           9,660,884           10,643,272
     Magellan Fund                                                          5,455,258            4,541,581
     Intermediate Bond Fund                                                 1,012,455            1,188,864
     Growth and Income Fund                                                 2,958,948            2,633,685
     Asset Manager Fund                                                        42,671                    -
     Managed Income Portfolio Fund                                            500,321                    -
  FoxMeyer Common Stock Fund                                                        -              923,369
  FoxMeyer Health Common Stock Fund                                           784,868                    -
  Participant Loans                                                         1,417,718               37,048
                                                                  ------------------------------------------
NET ASSETS AVAILABLE FOR BENEFITS                                       $  26,973,033        $  25,248,769
============================================================================================================

See notes to financial statements.

                        FOXMEYER EMPLOYEES' SAVINGS AND
                             PROFIT-SHARING PROGRAM
           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                      FOR THE YEAR ENDED DECEMBER 31, 1994

                                     ==============================================================================================
                                                                       SUPPLEMENTAL INFORMATION BY FUND
                                     ==============================================================================================
                                                        Government
                                        Equity-            Money                       Intermediate     Growth and       Asset
                                        Income            Market         Magellan          Bond           Income        Manager
                                         Fund              Fund            Fund            Fund            Fund           Fund
                                     ==============================================================================================
Net Assets Available for Benefits,
December 31, 1993                      $5,280,950      $10,643,272      $4,541,581      $1,188,864     $2,633,685       $      -
                                     ----------------------------------------------------------------------------------------------
Investment Income (Loss):
  Net Appreciation (Depreciation) in
    Fair Value of Investments            (499,754)               -        (286,671)        (99,926)      (169,079)        (1,598)
  Interest and Dividends                  498,062          375,775         199,566          78,378        227,084            597
                                     ----------------------------------------------------------------------------------------------
Total Investment Income (Loss)             (1,692)         375,775         (87,105)        (21,548)        58,005         (1,001)
                                     ----------------------------------------------------------------------------------------------
Additions:
  Transfers-in                            229,607          547,708         752,163         164,012        450,766              -
  Contributions:
    Employer                              199,838          381,563         373,972          65,601        190,791          2,173
    Employee                              564,294          908,478       1,056,849         178,646        546,746          4,461
                                     ----------------------------------------------------------------------------------------------
  Total Contributions                     764,132        1,290,041       1,430,821         244,247        737,537          6,634
                                     ----------------------------------------------------------------------------------------------
Total Additions                           993,739        1,837,749       2,182,984         408,259      1,188,303          6,634
                                     ----------------------------------------------------------------------------------------------
Deductions:
  Benefits Paid                        (1,099,562)      (2,042,605)     (1,303,173)       (252,739)    (1,133,702)             -
  Transfers Within Funds                  (32,197)      (1,150,961)        122,180        (310,350)       212,695         37,038
  Other                                    (1,328)          (2,346)         (1,209)            (31)           (38)             -
                                     ----------------------------------------------------------------------------------------------
Total Deductions                       (1,133,087)      (3,195,912)     (1,182,202)       (563,120)      (921,045)        37,038
                                     ----------------------------------------------------------------------------------------------
Net Assets Available for
Benefits, December 31, 1994            $5,139,910       $9,660,884      $5,455,258      $1,012,455     $2,958,948        $42,671
                                     ==============================================================================================
                                     ======================================================================
                                                       SUPPLEMENTAL INFORMATION BY FUND
                                     ======================================================================
                                         Managed           FoxMeyer         FoxMeyer
                                          Income           Common            Health
                                        Portfolio           Stock            Common          Participant
                                           Fund              Fund           Stock Fund           Loans           Total
                                     ======================================================================================
Net Assets Available for Benefits,
December 31, 1993                         $      -       $  923,369          $      -        $   37,048       $25,248,769
                                     --------------------------------------------------------------------------------------
Investment Income (Loss):
  Net Appreciation (Depreciation) in
    Fair Value of Investments                    -          146,735            54,234                 -          (856,059)
  Interest and Dividends                    17,054           15,445                 -            56,065         1,468,026
                                     --------------------------------------------------------------------------------------
Total Investment Income (Loss)              17,054          162,180            54,234            56,065           611,967
                                     --------------------------------------------------------------------------------------
Additions:
  Transfers-in                             425,550           48,851                 -            57,591         2,676,248
  Contributions:
    Employer                                 5,038           41,722             1,504                 -         1,262,202
    Employee                                22,270          119,355             3,341                 -         3,404,440
                                     --------------------------------------------------------------------------------------
  Total Contributions                       27,308          161,077             4,845                 -         4,666,642
                                     --------------------------------------------------------------------------------------
Total Additions                            452,858          209,928             4,845            57,591         7,342,890
                                     --------------------------------------------------------------------------------------
Deductions:
  Benefits Paid                            (97,432)        (201,155)          (25,823)          (69,186)       (6,225,377)
  Transfers Within Funds                   127,904       (1,094,322)          751,813         1,336,200                 -
  Other                                        (63)               -              (201)                -            (5,216)
                                     --------------------------------------------------------------------------------------
Total Deductions                            30,409       (1,295,477)          725,789         1,267,014        (6,230,593)
                                     --------------------------------------------------------------------------------------
Net Assets Available for
Benefits, December 31, 1994               $500,321       $        -          $784,868        $1,417,718       $26,973,033
                                     ======================================================================================

                              See notes to financial statements.

                        FOXMEYER EMPLOYEES' SAVINGS AND
                             PROFIT-SHARING PROGRAM
           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                      FOR THE YEAR ENDED DECEMBER 31, 1993

                                          =======================================================================
                                                               SUPPLEMENTAL INFORMATION BY FUND
                                          =======================================================================
                                                           Government
                                           Equity-Income  Money Market   Magellan    Intermediate   Growth and
                                               Fund           Fund         Fund       Bond Fund    Income Fund
                                          =======================================================================
Net Assets Available for Benefits,
December 31, 1992                            $3,813,271    $8,780,431    $2,469,070   $  856,001    $1,561,064
                                          -----------------------------------------------------------------------
Investment Income:
  Net Appreciation in Fair Value
    of Investments                              695,318             -       319,785       30,194       235,242
  Interest and Dividends                        189,356       310,523       382,852       80,662       137,176
                                          -----------------------------------------------------------------------
Total Investment Income                         884,674       310,523       702,637      110,856       372,418
                                          -----------------------------------------------------------------------
Additions:
  Contributions:
    Employer                                    200,877       476,814       288,347       71,890       196,915
    Employee                                    686,291     1,133,448       950,600      179,080       595,224
                                          -----------------------------------------------------------------------
  Total Contributions                           887,168     1,610,262     1,238,947      250,970       792,139
                                          -----------------------------------------------------------------------
Total Additions                                 887,168     1,610,262     1,238,947      250,970       792,139
                                          -----------------------------------------------------------------------
Deductions:
  Benefits Paid                                (462,450)   (1,725,910)     (780,264)    (134,765)     (335,273)
  Transfers Within Funds                        158,287     1,667,966       911,191      105,802       243,337
                                          -----------------------------------------------------------------------
Total Deductions                               (304,163)      (57,944)      130,927      (28,963)      (91,936)
                                          -----------------------------------------------------------------------
Net Assets Available for Benefits,
December 31, 1993                            $5,280,950   $10,643,272    $4,541,581   $1,188,864    $2,633,685
                                          =======================================================================
                                          =====================================================
                                                   SUPPLEMENTAL INFORMATION BY FUND
                                          =====================================================
                                                               FoxMeyer
                                                                Common         Participant
                                             GIC Fund         Stock Fund          Loans             Total
                                          ======================================================================
Net Assets Available for Benefits,
December 31, 1992                            $3,076,676         $693,336          $48,738        $21,298,587
                                          ----------------------------------------------------------------------
Investment Income:
  Net Appreciation in Fair Value
    of Investments                                    -            2,483                -          1,283,022
  Interest and Dividends                         12,580           21,026            3,834          1,138,009
                                          ----------------------------------------------------------------------
Total Investment Income                          12,580           23,509            3,834          2,421,031
                                          ----------------------------------------------------------------------
Additions:
  Contributions:
    Employer                                          -           73,032                -          1,307,875
    Employee                                          -          177,151                -          3,721,794
                                          ----------------------------------------------------------------------
  Total Contributions                                 -          250,183                -          5,029,669
                                          ----------------------------------------------------------------------
Total Additions                                       -          250,183                -          5,029,669
                                          ----------------------------------------------------------------------
Deductions:
  Benefits Paid                                 (24,114)         (37,742)               -         (3,500,518)
  Transfers Within Funds                     (3,065,142)          (5,917)         (15,524)                 -
                                          ----------------------------------------------------------------------
Total Deductions                             (3,089,256)         (43,659)         (15,524)        (3,500,518)
                                          ----------------------------------------------------------------------
Net Assets Available for Benefits,
December 31, 1993                               $     -         $923,369          $37,048        $25,248,769
                                          ======================================================================

                       See notes to financial statements.

                        FOXMEYER EMPLOYEES' SAVINGS AND
                             PROFIT-SHARING PROGRAM
           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                      FOR THE YEAR ENDED DECEMBER 31, 1992

                                        ======================================================================
                                                           SUPPLEMENTAL INFORMATION BY FUND
                                        ======================================================================
                                           Equity-      Government                                  Growth
                                            Income     Money Market     Magellan   Intermediate   and Income
                                             Fund          Fund           Fund       Bond Fund       Fund
                                        ======================================================================
Net Assets Available for Benefits,
December 31, 1991                         $2,571,494      $7,328,513   $1,326,059      $281,591   $  721,984
                                        ----------------------------------------------------------------------
Investment Income (Loss):
  Net Appreciation (Depreciation)
    in Fair Value of Investments             287,267               -     (167,975)      (10,082)     (40,767)
  Interest and Dividends                     117,851         295,902      308,277        36,571      158,343
                                        ----------------------------------------------------------------------
Total Investment Income (Loss)               405,118         295,902      140,302        26,489      117,576
                                        ----------------------------------------------------------------------
Additions:
    Transfers-In                             502,501         246,287      253,856       286,008      288,550
  Contributions:
    Employer                                 131,668         508,794      137,203        35,033       91,373
    Employee                                 322,979       1,155,713      390,497       108,360      258,859
                                        ----------------------------------------------------------------------
  Total Contributions                        454,647       1,664,507      527,700       143,393      350,232
                                        ----------------------------------------------------------------------
Total Additions                              957,148       1,910,794      781,556       429,401      638,782
                                        ----------------------------------------------------------------------
Deductions:
  Benefits Paid                             (296,577)     (1,731,490)    (155,413)      (60,739)     (51,096)
  Transfers Within Funds                     176,088         976,712      376,566       179,259      133,818
                                        ----------------------------------------------------------------------
Total Deductions                            (120,489)       (754,778)     221,153       118,520       82,722
                                        ----------------------------------------------------------------------
Net Assets Available for Benefits,
December 31, 1992                         $3,813,271      $8,780,431   $2,469,070      $856,001   $1,561,064
                                        ======================================================================
                                        =========================================================
                                                         SUPPLEMENTAL INFORMATION BY FUND
                                        =========================================================
                                                                         FoxMeyer
                                                          NII Common      Common     Participant
                                            GIC Fund      Stock Fund    Stock Fund      Loans         Total
                                        ======================================================================
Net Assets Available for Benefits,
December 31, 1991                           $4,899,562    $1,008,363       $      -     $     -    $18,137,566
                                        ----------------------------------------------------------------------
Investment Income (Loss):
  Net Appreciation (Depreciation)
    in Fair Value of Investments                     -      (122,766)       (63,955)          -       (118,278)
  Interest and Dividends                       260,093         2,208          8,498       1,126      1,188,869
                                        ----------------------------------------------------------------------
Total Investment Income (Loss)                 260,093      (120,558)       (55,457)      1,126      1,070,591
                                        ----------------------------------------------------------------------
Additions:
    Transfers-In                                     -             -        136,233      51,519      1,764,954
  Contributions:
    Employer                                         -         2,973         37,869           -        944,913
    Employee                                         -         6,482        142,090           -      2,384,980
                                        ----------------------------------------------------------------------
  Total Contributions                                -         9,455        179,959           -      3,329,893
                                        ----------------------------------------------------------------------
Total Additions                                      -         9,455        316,192      51,519      5,094,847
                                        ----------------------------------------------------------------------
Deductions:
  Benefits Paid                               (614,581)      (67,431)       (27,090)          -     (3,004,417)
  Transfers Within Funds                    (1,468,398)     (829,829)       459,691      (3,907)             -
                                        ----------------------------------------------------------------------
Total Deductions                            (2,082,979)     (897,260)       432,601      (3,907)    (3,004,417)
                                        ----------------------------------------------------------------------
Net Assets Available for Benefits,
December 31, 1992                           $3,076,676    $        -       $693,336     $48,738    $21,298,587
                                        ======================================================================



                              See notes to financial statements.

FOXMEYER EMPLOYEES' SAVINGS
AND PROFIT-SHARING PROGRAM

NOTES TO FINANCIAL STATEMENTS
FOR THE THREE YEARS ENDED DECEMBER 31, 1994

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting: The accounting records of the FoxMeyer Employees' Savings and Profit-Sharing Program (the "Plan"), sponsored by FoxMeyer Corporation (the "Corporation"), a wholly owned subsidiary of Foxmeyer Health Corporation (formerly National Intergroup, Inc., ("NII")) ("Health"), are maintained on the accrual basis of accounting.

Investments: Investments are recorded in the financial statements at fair value determined by quoted market prices at the close of business on December
31. The change in the difference between fair value and the cost of investments, including realized gains or losses, is reflected in the statement of changes in net assets available for benefits as net appreciation (depreciation) in fair value of investments during the year. The principle followed in determining the cost of the securities sold is the first-in, first-out basis. Interest and dividend income are recorded on an accrual basis.

Expenses: Expenses incurred by the Trustee, Fidelity Management Trust Company ("Fidelity"), a subsidiary of FMR Corporation, Boston, Massachusetts, in connection with the purchase and sale of common stock, are paid from the appropriate investment fund. The Plan's expenses are paid by either the Corporation or the Plan as provided by the plan document.

NOTE B - DESCRIPTION OF THE PLAN

The following brief description of the Plan provides only general information. Participants should refer to the plan document for a more complete description of the Plan's provisions.

Plan Organization, Amendments and General Provisions: The Plan is a defined contribution plan covering eligible employees of the Corporation and certain subsidiaries and affiliated companies. Some employees covered by a collective bargaining agreement are not eligible to participate in the Plan. The purpose of the Plan is to permit employees to share in the profits of the Corporation and to encourage employees to accumulate savings for their retirement. The Plan is administered by the Corporation and by an appointed committee of seven individuals.

As a result of the purchase of Snyder's Drug Stores, Inc.'s warehouse and distribution center in Eagan, Minnesota in September 1992, assets from Snyder's 401(k) plan were transferred to the Plan in November 1992 for those employees transferred to the Corporation. Along with the transfer of assets, participant loans made under the provisions of the Snyder 401(k) plan were also transferred.

Effective March 15, 1994, the Harris Wholesale 401(k) Savings and Retirement Profit Sharing Plan (the "Harris Plan") was terminated and the assets and liabilities of the Harris Plan were transferred to the Plan on March 17, 1994. Harris Wholesale Company, the plan sponsor of the Harris Plan, was purchased by the Corporation in May 1992.

The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

Contributions and Vesting: The Plan is qualified under Section 401(k) of the Internal Revenue Code (the "Code"). Participants may elect to exclude up to 12% (except for certain highly compensated employees whose contributions are limited to a maximum of 6%) of their compensation, after having been employed for at least 12 months, from amounts subject to income tax and such amounts are characterized as salary deferral contributions by the Corporation. The Plan document provides for limitations on salary deferral contributions in the event of a hardship withdrawal. The Corporation generally makes a matching contribution at the rate of 50% of the first 6% of the participant's salary deferral contribution. The Corporation may also make additional matching contributions at the discretion of the Corporation's Board of Directors. No such additional discretionary payments were made during the three years ended December 31, 1994. Vesting in salary deferral and matching employer contribution accounts is 100% at all times.

The Corporation's Board of Directors also has the discretion to make non-matching contributions to the Plan. Such contributions are allocated to participants based upon the percentage of a participant's compensation to total compensation of all participants. A participant vests in such contributions made to his account ratably over a five year period and is 100% vested in such contributions at age 65, disability or death regardless of years of service.
No such contributions were made during the three years ended December 31, 1994.

Currently, participants can elect to have their contributions invested in any of several investment options which are described in Note C. The participant can change elections monthly and can also move those funds already invested between available investment options. Certain limitations exist for officers and directors who wish to purchase the common stock of Health.

The Plan adopted certain new options which were effective in 1992. The Plan allows rollovers from other qualified plans. In addition, hardship withdrawals for medical treatment, tuition, and purchase of or possible eviction from a primary residence are also permitted. Effective January 1, 1994, the Plan allows participants to borrow up to 50% of their vested balance of Plan assets for non-hardship reasons.

Forfeitures are allocated to participants, as defined in the plan document, based upon the percentage of a participant's compensation to total compensation of all participants during the Plan year.

Distribution of Benefits: Distributions of vested benefits may be made to a participant upon retirement, disability, death or termination of employment. Prior to age 59 1/2, a participant, while employed, may make a withdrawal from his salary deferral contributions account in the event that the participant has an immediate and heavy financial need, as defined in Section 401(k) of the Code, subject to certain conditions contained in the Plan document. Upon attainment of age 59 1/2, a participant, while employed, may make withdrawals from his salary deferral and matching employer contribution accounts.

Distributions of benefits under the Plan shall be paid to the participant or a beneficiary in the form of a lump sum distribution or three to five substantially level annual installments (for vested balances over $3,500).

Any withdrawals from the Plan will generally be subject to federal income tax. Taxes may be postponed by "rolling over" the proceeds to an individual retirement plan or to another qualified plan. An additional 10% excise tax may be imposed on the taxable portion of distributions and withdrawals before attaining age 59 1/2. The additional tax is not imposed on distributions on death, disability, termination of employment after age 55, pursuant to a qualified domestic order, and for other reasons enumerated in the Code.

Amendment or Termination: The Corporation has reserved the right to amend, modify or terminate the Plan at any time, subject to the Plan document and applicable laws and regulations.

NOTE C - PLAN INVESTMENTS

During the three years ended December 31, 1994, the following Plan investments were offered by the Plan through Fidelity.

         GIC Fund -- A fund which purchases investment contracts which provide both a guaranteed principal and interest rate. This fund option was discontinued during 1993.

         Fidelity Equity-Income Fund -- A growth and income fund which invests primarily in stocks but also invests in bonds and convertible securities. The fund seeks to invest in equities whose dividend yield exceeds the average yield of the S&P 500 and have the potential for capital growth.

         NII Common Stock Fund -- A fund which invests in the common stock of NII. This option to purchase NII stock was discontinued December 31, 1991. All shares of NII stock were sold and the proceeds rolled into another investment option under the Plan by September 1992.

         FoxMeyer Common Stock Fund -- A fund which invests in the common stock of the Corporation. On October 12, 1994 the Corporation merged with and into a wholly-owned subsidiary of NII. At that time each share of the Corporation's common stock was exchanged for .904 shares of NII. Subsequent to the merger NII changed its name to FoxMeyer Health Corporation. As a result of the merger, participants' common stock was exchanged into Health common stock and employees were given the option to further invest in the FoxMeyer Health Common Stock Fund.

         Government Money Market Fund -- A money market fund which seeks high yields and stability of principal by investing in short-term government money market investments.

         Fidelity Intermediate Bond Fund -- A fund which seeks a high level of income by investing in high quality, fixed income obligations with a dollar weighted average portfolio maturing from three to ten years.

         Fidelity Magellan Fund -- An aggressive growth fund which seeks capital appreciation by investing in stocks of both well-known and lesser-known companies with above average growth potential and a corresponding higher level of risk. Securities may be either foreign or domestic companies.

         Fidelity Growth and Income Fund-- A fund which seeks long-term capital growth, current income and growth of income consistent with reasonable investment risk by investing primarily in common stock of corporations with growth of earnings potential while paying current dividends.

         Managed Income Portfolio Fund-- A fund which invests in high-quality, short and long-term investment contracts issued by insurance companies, banks, and other financial institutions.

         Asset Manager Fund-- An allocation fund which seeks a high total return with reduced risk over the long term by allocating its assets among domestic and foreign equities, bonds and short-term instruments.

         FoxMeyer Health Common Stock Fund-- A fund which invests in the common stock of Health.



================================================================================================================
                                                                    December 31, 1994
                                           ---------------------------------------------------------------------
                                                                 Number         Number of
                                                                 of Plan        Units Held
                                                 Unit         Participants    in Participant
                   Fund                        Valuation     With Balances       Accounts       Market Value
- ----------------------------------------------------------------------------------------------------------------
 Fidelity Mutual Funds:
   Equity-Income                                $   30.70              677           167,424     $  5,139,910
   Government Money Market                           1.00            1,198         9,660,884        9,660,884
   Magellan                                         66.80              796            81,666        5,455,258
   Intermediate Bond                                 9.83              302           102,996        1,012,455
   Growth and Income                                21.09              581           140,301        2,958,948
   Asset Manager                                    13.83               22             3,085           42,671
   Managed Income Portfolio                          1.00              144           500,321          500,321
 FoxMeyer Health Common Stock Fund                  14.88              263            52,764          784,868
================================================================================================================

================================================================================================================
                                                                    December 31, 1993
                                           ---------------------------------------------------------------------
                                                                 Number         Number of
                                                                 of Plan        Units Held
                                                 Unit         Participants    in Participant       Market
                   Fund                        Valuation     With Balances       Accounts           Value
- ----------------------------------------------------------------------------------------------------------------
 Fidelity Mutual Funds:
   Equity-Income                                   $ 33.84              667          156,056      $ 5,280,950
   Government Money Market                            1.00            1,247       10,643,272       10,643,272
   Magellan                                          70.85              718           64,101        4,541,581
   Intermediate Bond                                 10.78              311          110,284        1,188,864
   Growth and Income                                 22.22              535          118,528        2,633,685
 FoxMeyer Common Stock Fund                          11.25              287           82,077          923,369
================================================================================================================

NOTE D - INCOME TAX STATUS

The Internal Revenue Service has determined that the Plan qualifies for tax exemption under Section 401(a) of the Code and that the related trust qualifies under Section 501(a) of the Code.

Elective contributions made by participants, matching employer contributions, interest, dividends and profit from the sale of securities need not be reported by participants for federal income tax purposes until their account is withdrawn or distributed, wholly or partially.


NOTE E - NET APPRECIATION (DEPRECIATION) IN FAIR VALUE OF INVESTMENTS

The following table details the net change in fair value by type of investment:



=============================================================================================================
                                                           1994                1993                1992
                                                    ---------------------------------------------------------
 Fidelity Mutual Funds                                 $(1,057,028)         $ 1,280,539          $  68,443

 NII Common Stock Fund                                           -                    -           (122,766)

 FoxMeyer Common Stock Fund                                146,735                2,483            (63,955)

 FoxMeyer Health Common Stock Fund                          54,234                    -                  -
                                                    -----------------    ----------------    ----------------
 Net appreciation (depreciation) in fair
   value of investments                                $  (856,059)         $ 1,283,022          $(118,278)
=============================================================================================================



NOTE F - WITHDRAWALS

Net assets available for Plan benefits at December 31, 1994 and 1993 included $626,975 and $463,994, respectively, for participants who were no longer employed by the Corporation and who requested that their funds be distributed prior to December 31, 1994 and 1993, respectively.

NOTE G - SUBSEQUENT EVENT

Effective March 31, 1995, the Retirement Savings Plan for Salaried Employees of National Intergroup, Inc. (the "NII Plan") was terminated and the assets and liabilities of the NII Plan were transferred to the Plan.

FOXMEYER EMPLOYEES' SAVINGS AND PROFIT-SHARING PROGRAM
ITEM 27A - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
DECEMBER 31, 1994


========================================================================================================================
 (a)        (b) Identity of issue,         (c) Description of investment including    (d) Cost           (e) Current
                borrower, lessor, or           maturity date, rate of interest,                              value
                similar party                  collateral, par or maturity value
========================================================================================================================
                Fidelity Mutual Funds          Equity-Income Fund                      $ 4,889,617       $ 5,139,910

                Fidelity Mutual Funds          Government Money Market Fund              9,660,884         9,660,884

                Fidelity Mutual Funds          Magellan Fund                             5,575,871         5,455,258

                Fidelity Mutual Funds          Intermediate Bond Fund                    1,067,669         1,012,455

                Fidelity Mutual Funds          Growth and Income Fund                    2,982,935         2,958,948

                Fidelity Mutual Funds          Asset Manager                                43,867            42,671

                Fidelity Mutual Funds          Managed Income Portfolio                    500,321           500,321

                FoxMeyer Health                Common Stock, $5 par value                  736,556           784,868

                Participant Loans              Interest rates ranging from 7.0% to       1,417,718         1,417,718
                                                 10.5% with maturities dates ranging
                                                 from January 1995 to December 2004.

FOXMEYER EMPLOYEES' SAVINGS AND PROFIT-SHARING PROGRAM
ITEM 27D - SCHEDULE OF REPORTABLE TRANSACTIONS
DECEMBER 31, 1994




===============================================================================================================
 (a) Identity of       (b) Description of asset       (c) Purchase   (d) Selling  (e) Lease    (f) Expense
     party involved        (include interest rate         price          price        rental       incurred
                           and maturity in case of                                                 with
                           loan)                                                                   transaction
===============================================================================================================
Fidelity Mutual Funds  Equity-Income Fund                $2,009,756   $1,651,042

Fidelity Mutual Funds  Government Money Market Fund       2,836,520    3,818,908

Fidelity Mutual Funds  Magellan Fund                      3,189,930    1,989,582

Fidelity Mutual Funds  Growth and Income Fund             1,878,998    1,384,656

                       FoxMeyer Common Stock Fund           306,527    1,493,250



=====================================================================
 (a) Identity of      (g) Cost of   (h) Current           (i) Net
     party involved       asset         value of asset        gain or
                                        on transaction        (loss)
                                        date
=====================================================================
Fidelity Mutual Funds   $1,708,366     $1,651,042         $ (57,324)

Fidelity Mutual Funds    3,818,908      3,818,908                 -

Fidelity Mutual Funds    2,058,440      1,989,582           (68,858)

Fidelity Mutual Funds    1,405,739      1,384,656           (21,083)

                         1,164,173      1,493,250           329,077


                                                                   EXHIBIT 24(i)


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-56097 of FoxMeyer Corporation on Form S-8 of our report dated April 12, 1995, appearing in this Annual Report on Form 11-K of the FoxMeyer Employees' Savings and Profit-Sharing Program for the year ended December 31, 1994.





Deloitte & Touche LLP
Dallas, Texas
June 28, 1995